Exhibit 99.1


                                     CONTACT:    Michael Carus
                                                 Executive Vice President & CFO
                                                 Fundtech Ltd.
                                                 201-946-1100
FOR IMMEDIATE RELEASE

                                     CONTACT:    Connie Bienfait
                                                 Morgen-Walke Associates
                                                 Press: Brian Maddox
                                                 212-850-5600


                 FUNDTECH REVENUE INCREASES 161% TO $7.9 MILLION
        *NET INCOME INCREASES TO $1.8 MILLION OR $0.16 PER DILUTED SHARE

Jersey City, New Jersey, April 23, 1999--Fundtech, Ltd. (Nasdaq: FNDTF), today announced its financial results for the first quarter of 1999. The Company reported revenue of $7.9 million, more than double the $3.0 million reported on the first quarter of 1998. Net income for the quarter increased to $1.8 million or $0.16 per diluted share, as compared to $231,000 or $0.03 per diluted share, for the year-ago quarter.

Software license fees increased 128% to $4.6 million for the three months ended March 31, 1999, from $2.0 million in the three months ended March 31, 1998. The increase in license fees was due to the continued market penetration of the Company's United States payments products and further advances into the international marketplace. Revenue attributable to solutions sales for banks based outside of the United States accounted for approximately 24% of total revenue compared to less than 10% during the first quarter of 1998. Maintenance and service revenue was $2.8 million, a 310% increase over $685,000 in the year-ago quarter. Hardware sales were $471,000 for the quarter as compared to $325,000 for the quarter ended March 31, 1998.

Fundtech is a leading provider of software which enables businesses and their banks to process payments, transfer funds and manage cash positions electronically. The Company's client/server software products automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time.

Certain statements contained herein, including statements regarding the development of the Company's services, markets, product functionality and year 2000 compliance and future demand for the Company's products services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, dependence on key personnel, ability to effectively manage growth, risks associated with rapid technological advances, risks associated with possible acquisitions, any integration of those acquisitions into the company's present business, risks associated with the Company's strategic partnerships, various project associated risks, including internet projects, substantial competition, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in the Company's filings and reports.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.


                               (Tables to Follow)

                       FUNDTECH LTD. AND ITS SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Three months ended
                                                   March 31,
                                      -----------------------------------
                                          1999                 1998
                                      -------------        --------------
Revenues:
Software licenses                   $        4,622       $         2,018
Maintenance and services fees                2,808                   685
Hardware sales                                 471                   325
                                      -------------        --------------
Total revenues                               7,901                 3,028
                                      -------------        --------------

Cost of revenues:
Software licenses costs                         30                    67
Maintenance and services fees                1,649                   294
Hardware  costs                                372                   277
                                      -------------        --------------
Total cost of revenues                       2,051                   638
                                      -------------        --------------

Gross profit                                 5,850                 2,390
                                      -------------        --------------

Operating expenses:
Software development                         2,337                 1,267
Selling and marketing, net                   1,095                   545
General and administrative                     748                   425
                                      -------------        --------------
Total operating expenses                     4,180                 2,237
                                      -------------        --------------

Income from operations                       1,670                   153
Financial income, net                          124                    78
                                      -------------        --------------

Net income                          $        1,794       $           231
                                      =============        ==============

Net income used in computing:
        income per share            $        1,794       $           231
                                      =============        ==============
Basic income per share              $         0.17       $          0.03
                                      =============        ==============
Diluted income per share            $         0.16       $          0.03
                                      =============        ==============

Shares used in computing:
Basic income per share                  10,845,658             8,308,000
                                      =============        ==============
Diluted income per share                11,554,345             8,885,000
                                      =============        ==============

                       FUNDTECH LTD. AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        March 31,               December 31,
                                                          1999                     1998
                                                      -------------            -------------
                            ASSETS
Current assets:
Cash and cash equivalents                           $       12,014           $       13,019
Trade receivable, net                                       12,282                   12,040
Other accounts receivables and prepaid expenses              1,626                      579
                                                      -------------            -------------
Total current assets                                        25,922                   25,638
                                                      -------------            -------------

Long-Term Trade Receivables                                    593                      244
Property and equipment, net                                  4,740                    3,759
Other assets, net                                            2,886                    2,963
                                                      -------------            -------------
Total assets                                        $       34,141           $       32,604
                                                      =============            =============

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade payables                                      $        2,221           $        1,386
Deferred revenues and accrued expenses                       4,290                    6,112
                                                      -------------            -------------
Total current liabilities                                    6,511                    7,498
                                                      -------------            -------------

Other liabilities                                               71                       58
                                                      -------------            -------------

Shareholders' equity
Share capital                                                   34                       34
Additional paid-in capital                                  42,358                   41,664
Deferred compensation                                         (196)                    (219)
Accumulated deficit                                        (14,637)                 (16,431)
                                                      -------------            -------------
Total shareholders' equity                                  27,559                   25,048
                                                      -------------            -------------
Total liabilities and shareholders' equity          $       34,141           $       32,604
                                                      =============            =============